UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
June 30, 2015
Steadfast Apartment REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Acquisition of Arbors at Brookfield
On June 30, 2015 (the “Closing Date”), Steadfast Apartment REIT, Inc. (the “Company”), through STAR Brookfield, LLC (“STAR Brookfield”), an indirect wholly-owned subsidiary of the Company, acquired from a third-party seller a fee simple interest in a 702-unit multifamily residential community located in Mauldin, South Carolina, commonly known as Arbors at Brookfield (the “Arbors Property”). On the Closing Date, Steadfast Asset Holdings, Inc., an affiliate of the Company, assigned to STAR Brookfield the Contract of Sale, dated as of May 12, 2015, as amended, for the purchase of the Arbors Property.
STAR Brookfield acquired the Arbors Property for an aggregate purchase price of $66,800,000, exclusive of closing costs. STAR Brookfield financed the payment of the purchase price for the Arbors Property with a combination of (1) proceeds from the Company’s ongoing public offering and (2) a loan in the aggregate principal amount of $45,300,000 (the “Loan”) from Berkadia Commercial Mortgage LLC (“Berkadia”), pursuant to the requirements of the Fannie Mae Multifamily Delegated Underwriting and Servicing Loan Program, as evidenced by the Multifamily Loan and Security Agreement (the “Loan Agreement”) and the Multifamily Note (the “Note” and, together with the Loan Agreement, the Mortgage, the Guaranty and the Environmental Indemnity, each described below, the “Loan Documents”). For additional information on the terms of the Loan and Loan Documents, see Item 2.03 below.
The Arbors Property was constructed in four phases between 1989 and 1997 and consists of 35 two- and three-story garden-style buildings situated on an approximately 50-acre site. The Arbors Property is comprised of 256 one-bedroom apartment homes, 342 two-bedroom apartment homes and 104 three-bedroom apartment homes that average 1,035 square feet with an average monthly rent of $766 as of June 29, 2015. Apartment amenities at the Arbors Property include spacious floor plans, washer and dryer connections and private balconies/patios. In addition, select units include wood-burning fireplaces, exterior storage closets, sunrooms and pantry closets. Property amenities at the Arbors Property include three clubhouses, a fitness center, a sand volleyball court, three swimming pools, a dog park, a car care center, a cyber cafe, a picnic area, a movie theatre, two tennis courts, an outdoor playground and detached garages. As of June 29, 2015, the Arbors Property was approximately 94.9% occupied.
An acquisition fee of approximately $733,000 was earned by Steadfast Apartment Advisor, LLC (the “Advisor”) in connection with the acquisition of the Arbors Property. A loan coordination fee of approximately $453,000 was earned by the Advisor in connection with the financing of the Arbors Property.
The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Management of the Arbors Property
On the Closing Date, STAR Brookfield and Steadfast Management Company, Inc. (“Steadfast Management”), an affiliate of the Advisor, entered into a Property Management Agreement (the “Management Agreement”) pursuant to which Steadfast Management serves as the exclusive leasing agent and manager of the Arbors Property. Pursuant to the Management Agreement, STAR Brookfield is to pay Steadfast Management a monthly management fee in an amount equal to 3% of the Arbors Property’s gross collections (as defined in the Management Agreement) for such month. The Management Agreement has an initial term that expires on June 30, 2016, and will continue thereafter on a month-to-month basis unless either party gives 60 days prior written notice of its desire to terminate the Management Agreement. STAR Brookfield may terminate the Management Agreement at any time upon 30 days prior written notice to Steadfast Management in the event of the gross negligence, willful misconduct or bad acts of Steadfast Management or any of Steadfast Management’s employees. Either party may terminate the Management Agreement due to a material breach of the other party’s obligations under the Management Agreement that remains uncured for 30 days after notification of such breach.
On the Closing Date, STAR Brookfield also entered into a Construction Management Services Agreement (the “Construction Services Agreement”) with Pacific Coast Land & Construction, Inc. (“PCL”), an affiliate of the Advisor. Pursuant to the Construction Services Agreement, PCL will provide construction management services with respect to capital improvements and renovations to be undertaken from time to time at the Arbors Property, for which it will be paid a construction management fee in an amount equal to 8% of the total cost of the improvements and renovations. The Construction Services Agreement may be terminated by either party with 30 days prior written notice to the other party.
The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Loan
In connection with the acquisition of the Arbors Property, STAR Brookfield borrowed $45,300,000 from Berkadia pursuant to the Note. The Loan has a 120-month term with a maturity date of July 1, 2025 (the “Maturity Date”). STAR Brookfield paid a loan origination fee of $226,500 to Berkadia in connection with the Loan.
Interest on the outstanding principal balance of the Loan accrues at an initial rate of 2.526%, and an interest payment of $98,535 is due and payable on August 1, 2015. Beginning August 1, 2015 and continuing until the Maturity Date, a monthly interest payment on the outstanding principal balance of the Loan that accrues at the one-month London Interbank Offered Rate (LIBOR) plus 2.34%, as further described in the Loan Agreement, is due and payable on the first date of each month. In addition, beginning on August 1, 2018 and continuing until the Maturity Date, a monthly payment of principal in the amount of $68,276 is due and payable on the first date of each month. The entire outstanding principal balance and any accrued and unpaid interest on the Loan is due and payable in full on the Maturity Date.
STAR Brookfield may voluntarily prepay all of the unpaid principal balance of the Loan and all accrued interest thereon and other sums due to Berkadia under the Loan Documents following the first year of the Loan, provided that STAR Brookfield provides Berkadia with prior notice of such prepayment and pays a prepayment fee, all in accordance with the terms of the Loan Agreement.
The performance of the obligations of STAR Brookfield under the Loan is secured by a Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing with respect to the Arbors Property (the “Mortgage”). Additionally, pursuant to an Assignment of Management Agreement, STAR Brookfield assigned all of its rights under the Management Agreement to Berkadia upon an event of default under any of the Loan Documents.
In connection with the acquisition of the Arbors Property, STAR Brookfield also entered into an Environmental Indemnity Agreement (the “Environmental Indemnity”), pursuant to which STAR Brookfield agreed to indemnify, defend and hold harmless Berkadia and certain other parties identified in the Environmental Indemnity, from and against any actions, damages, claims or other proceedings that Berkadia or such other parties may suffer or incur as a result of, among other things, (1) the actual or alleged presence of certain hazardous substances on or under the Arbors Property or any other property from which hazardous materials derived or allegedly derived from the Arbors Property, (2) any actual or alleged violation of any environmental laws applicable to the Arbors Property, (3) any breach of any representation or warranty made in the Environmental Indemnity by STAR Brookfield, (4) any failure by STAR Brookfield to perform any of its obligations under the Environmental Indemnity, (5) any remedial work as defined in the Environmental Indemnity or (6) the existence or alleged existence of any prohibited activity or condition as defined in the Environmental Indemnity.
The Company entered into a Guaranty of Non-Recourse Obligations (the “Guaranty”) in connection with the Loan. Pursuant to the Guaranty, the Company absolutely, unconditionally and irrevocably guarantees to Berkadia the full and prompt payment and performance when due of all amounts for which STAR Brookfield is personally liable under the Loan Documents, in addition to all costs and expenses incurred by Berkadia in enforcing such Guaranty.
The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.6, 10.7, 10.8, 10.9 and 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On July 7, 2015, the Company distributed a press release announcing the completion of the acquisition of the Arbors Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

10.1	Contract of Sale, dated as of May 12, 2015 by and between Steadfast Asset Holdings, Inc. and Butler Fee LLC and First American Title Insurance Company, as title company

10.2	First Amendment to Contract of Sale, dated as of May 26, 2015 by and between Steadfast Asset Holdings, Inc. and Butler Fee LLC

10.3	Assignment and Assumption of Contract for Sale, dated as of June 30, 2015, by and between Steadfast Asset Holdings, Inc. and STAR Brookfield, LLC

10.4	Property Management Agreement, made and entered into as of June 30, 2015, by and between Steadfast Management Company, Inc. and STAR Brookfield, LLC

10.5	Construction Management Services Agreement entered into as of June 30, 2015, by and between STAR Brookfield, LLC and Pacific Coast Land & Construction, Inc.

10.6	Multifamily Note, effective as of June 30, 2015, by STAR Brookfield, LLC in favor of Berkadia Commercial Mortgage LLC

10.7	Multifamily Loan and Security Agreement, dated as of June 30, 2015, by and between STAR Brookfield, LLC and Berkadia Commercial Mortgage LLC

10.8	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 30, 2015, by STAR Brookfield, LLC for the benefit of Berkadia Commercial Mortgage LLC

10.9	Guaranty of Non-Recourse Obligations, dated as of June 30, 2015 by Steadfast Apartment REIT, Inc. for the benefit of Berkadia Commercial Mortgage LLC

10.10	Assignment of Management Agreement, dated as of June 30, 2015, by and among STAR Brookfield, LLC, Berkadia Commercial Mortgage LLC and Steadfast Management Company, Inc.

99.1	Press release, dated July 7, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	July 7, 2015	By:	/s/ Ella S. Neyland
Ella S. Neyland
President

EXHIBIT INDEX

Exhibit	Description

10.1	Contract of Sale, dated as of May 12, 2015 by and between Steadfast Asset Holdings, Inc. and Butler Fee LLC and First American Title Insurance Company, as title company

10.2	First Amendment to Contract of Sale, dated as of May 26, 2015 by and between Steadfast Asset Holdings, Inc. and Butler Fee LLC

10.3	Assignment and Assumption of Contract for Sale, dated as of June 30, 2015, by and between Steadfast Asset Holdings, Inc. and STAR Brookfield, LLC

10.4	Property Management Agreement, made and entered into as of June 30, 2015, by and between Steadfast Management Company, Inc. and STAR Brookfield, LLC

10.5	Construction Management Services Agreement entered into as of June 30, 2015, by and between STAR Brookfield, LLC and Pacific Coast Land & Construction, Inc.

10.6	Multifamily Note, effective as of June 30, 2015, by STAR Brookfield, LLC in favor of Berkadia Commercial Mortgage LLC

10.7	Multifamily Loan and Security Agreement, dated as of June 30, 2015, by and between STAR Brookfield, LLC and Berkadia Commercial Mortgage LLC

10.8	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 30, 2015, by STAR Brookfield, LLC for the benefit of Berkadia Commercial Mortgage LLC

10.9	Guaranty of Non-Recourse Obligations, dated as of June 30, 2015 by Steadfast Apartment REIT, Inc. for the benefit of Berkadia Commercial Mortgage LLC

10.10	Assignment of Management Agreement, dated as of June 30, 2015, by and among STAR Brookfield, LLC, Berkadia Commercial Mortgage LLC and Steadfast Management Company, Inc.

99.1	Press release, dated July 7, 2015